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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 28, 2000 relating to the financial statements of Amersham Pharmacia Biotech Ltd. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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Florham Park, NJ
September 29, 2000